UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 16, 2012

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and are therefore omitted.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Urologix, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) on November 16, 2012 at the Sheraton Minneapolis West, 12201 Ridgedale Drive, Minnetonka, Minnesota, beginning at 4:00 p.m., local time. Of the 20,782,868 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 19,219,365 shares were present either in person or by proxy. The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. To elect two (2) directors of the Company to hold office for a term of three years or until their respective successors have been elected and shall qualify.

Nominee	For	Withhold	Broker Non-Vote
Mitchell Dann	10,938,903	69,530	8,210,932
Stryker Warren, Jr.	10,948,103	60,330	8,210,932

Proposal 2. To approve the Urologix, Inc. 2012 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
10,164,710	822,952	20,771	8,210,932

Proposal 3. To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2013.

For	Against	Abstain	Broker Non-Vote
18,842,212	375,603	1,550	-0-

As a result, Mitchell Dann and Stryker Warren, Jr. were each elected as a director of the Company, the Urologix, Inc. 2012 Stock Incentive Plan was approved, and the appointment of KPMG LLP was ratified and approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J. Smrdel Chief Financial Officer

Date: November 19, 2012